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                                                                                                Exhibit 12.2

                                                          XTRA MISSOURI, INC.
                                     STATEMENT OF THE CALCULATION OF EARNINGS TO FIXED CHARGES
                                     ---------------------------------------------------------
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                                                                                          Twelve Months
                                                                                              Ended
                                                                                          September 30,
                                                                                              1994
                                                                                          -------------

  EARNINGS
  Income from operations before provision for income taxes                                    98,390
    Add: Fixed charges (below)                                                                36,161
                                                                                             -------
                                                                                             134,551
                                                                                             =======

  FIXED CHARGES
    Interest expense                                                                          33,940
    Interest portion of
      rent expense                                                                             2,221
                                                                                             -------
                                                                                              36,161
                                                                                             =======


    Ratio of Earnings to
      Fixed Charges                                                                              3.7
                                                                                             =======


      For purposes of computing the ratio of earnings to fixed charges, "earnings" represents income from operations before taxes plus fixed charges. "Fixed charges" for operations consist of interest on indebtedness and the portion of rental expense which represents interest.
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